UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                        December 20, 2019

SEACOR Holdings Inc.

________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida	33316
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200

Not Applicable

__________________________________________

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CKH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreement.

On December 20, 2019, SEA-VISTA I LLC (“SEA-Vista”), an indirect wholly-owned subsidiary of SEACOR Holdings Inc. (“SEACOR”) that operates a fleet of owned and leased-in U.S.-flag product tankers, entered into an amended and restated credit agreement (the “A&R Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent, security trustee, swingline lender, and issuing bank, joint lead arranger, joint lead bookrunner and lender (the “Administrative Agent”), DNB Capital Markets, Inc. as joint lead arranger and joint lead bookrunner, Regions Bank as joint lead arranger, joint lead bookrunner and lender, and each of DNB Capital, LLC, Truist Bank, BMO Harris Bank, N.A., Hancock Whitney Bank, and Prudential, as lenders, that amended and restated a credit facility agreement dated April 15, 2015 (the “2015 Credit Agreement”).

The A&R Credit Agreement provides for a revolving credit facility in the aggregate principal amount of $100,000,000, including a $10,000,000 swingline sub-facility (the “Revolving Loan”), and a term loan credit facility in the aggregate principal amount of $100,000,000 (the “Term Loan”); each of the Revolving Loan and the Term Loan has an accordion feature allowing for potential increases in a principal amount of up to $25,000,000, subject to receipt of lender commitments. The Revolving Loan allows for borrowings and re-borrowings from time to time until maturity. The Term Loan is a single draw facility that was drawn in full on December 20, 2019.

The amendments to the 2015 Credit Agreement contained in the A&R Credit Agreement, include, inter alia, (i) a modification to the margin above the relevant London Interbank Offered Rate or Base Rate as applicable, of between 2.00% and 2.75% and 1.00% and 1.75%, respectively, (ii) an extension of the date on which each of the Loans matures from April 15, 2020 to December 20, 2024, (iii) removal of the requirement for periodic mandatory prepayments from excess cashflow under the 2015 Credit Agreement, and (iv) replacement of restrictions on use of proceeds from disposition of vessels under the 2015 Credit Agreement with requirements for the maintenance of collateral coverage ratio and leverage ratio covenants (as described in the A&R Credit Agreement).

At the closing of the Credit Agreement, no amounts were drawn under the Revolving Loan, approximately $76 million of proceeds of the Term Loan were used to repay amounts outstanding under SEA-Vista’s prior credit agreement and $24 million of the proceeds of the Term Loan were used by SEA-Vista for working capital needs and general corporate purposes.

SEA-Vista’s obligations under the A&R Credit Agreement continue to be secured pursuant to a Guaranty and Collateral Agreement, as amended, confirmed and ratified by the parties thereto on December 20, 2019 (the “A&R GCA”), among SEA-Vista and several wholly-owned subsidiaries of SEA-Vista, namely, Lightship Tankers III LLC, Lightship Tankers IV LLC, Lightship Tankers V LLC, Seabulk Challenge LLC, SEA-Vista Newbuild I LLC, SEA-Vista Newbuild III LLC and Sea-Vista ATB I LLC, with the Administrative Agent, as security trustee. In addition, vessels owned by each of Lightship Tankers III LLC, Lightship Tankers IV LLC, Lightship Tankers V LLC, Seabulk Challenge LLC, Sea-Vista Newbuild I LLC, Sea-Vista Newbuild III LLC and Sea-Vista ATB I LLC continue to be subject to preferred mortgages in favor of the Administrative Agent as security trustee.

      SEA-Vista and the wholly-owned subsidiaries of SEA-Vista that are parties to the A&R GCA secured all obligations under the A&R Credit Agreement, subject to certain exceptions, by a pledge of substantially all of their tangible and intangible assets pursuant to the terms of the A&R GCA. SEACOR and its subsidiaries (other than SEA-Vista and its applicable subsidiaries) are not parties to or obligors under the A&R Credit Agreement, A&R GCA or any other security documents.

The A&R Credit Agreement and related security documents contain customary representations, warranties, events of default and covenants for loans of this type. Upon the occurrence of certain events of default, the lenders have the right to accelerate the repayment of all amounts outstanding under the A&R Credit Agreement.

The descriptions of the A&R Credit Agreement and the A&R GCA do not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the A&R Credit Agreement and the A&R GCA, which will be filed with the Securities Exchange Commission.

 In the ordinary course of their respective businesses, one or more of the agents or lenders, or their affiliates, have and may have in the future various relationships with SEA-Vista, SEACOR and their affiliates involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, securities underwriting, advisory or other financial services, for which they received, or will receive, customary fees and reimbursement of expenses.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an-Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD.

On January 9, 2020, SEACOR issued a press release with respect to the foregoing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated January 9, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*

* Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ Bruce Weins
Name:	Bruce Weins
Title:	Senior Vice President and Chief Financial Officer

Date: January 9, 2020